CHANGE OF CONTROL AGREEMENT between CAM Commerce Solutions, Inc., a Delaware corporation (the “Corporation”), and Paul Caceres, Jr. (the “Executive”), dated this 1st day of January, 1996, and amended as of December 20, 2006.

W I T N E S S E T H:

WHEREAS, the Corporation and the Executive have entered into an Employment Agreement; and

WHEREAS, the Corporation wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened “Change of Control” (as defined in Article 2) of the Corporation;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

1. Term. The Corporation agrees to employ Executive, and Executive agrees to serve, on the terms and conditions stated herein for the following term (“Term”): the one year period commencing on the effective date of the Change in Control (as defined in Article 2 and hereinafter defined as the “Change Date”), with automatic renewals for successive one year periods thereafter, ending on the earlier to occur of (a) termination of employment pursuant to the provisions of this Change of Control Agreement (the “Agreement”) or (b) the first day of the month coinciding with or next following the Executive’s 60th birthday.

2. Change of Control. For the purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation (a) having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1996; and (b) having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1997 and thereafter; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger of other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors (the “Board”) of the Corporation or any successor to the Corporation.

3. Position and Duties. The Executive’s position (including titles), authority and responsibilities shall be at least commensurate with the most significant of those held, exercised and assigned during the 90-day period immediately preceding the Change Date. The Executive shall be based and the Executive’s services shall be performed at the location at which the Executive was based immediately preceding the Change Date, except for travel reasonably required in the performance of the Executive’s responsibilities. It is understood that such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of the Corporation as contemplated by Article 10 hereof and that the Executive shall continue to have a position and authority and responsibilities with respect to such successor or affiliated company substantially corresponding to that of the Executive with respect to the Corporation prior to such acquisition. As used in this Agreement, the term “affiliated companies” means any company controlling, controlled by or under common control with the Corporation. Notwithstanding the duties as described above, Executive agrees that his duties may be, from time to time, revised or modified by the President/Chief Executive Officer of the Corporation. The Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) service on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which he is entitled. It is expressly understood and agreed that the Executive’s continuing to serve on any boards and committees with which he is connected, as a member or otherwise, shall be deemed not to interfere with the performance of the Executive’s services to the Corporation.

4. Compensation and Benefits.

4.1. Base Salary. The Executive shall receive a base salary at least equal to the base salary paid to the Executive by the Corporation within one year prior to the Change Date (the “Base Salary”). The Base Salary shall be reviewed at least once each year and shall be increased at any time and from time to time by action of the President/Chief Executive Officer. The Base Salary shall be paid in accordance with the Corporation’s regular practices.

4.2. Annual Bonus. In addition to Base Salary, the Executive shall have an opportunity to earn or be awarded, for each fiscal year during the Term, an annual bonus (“Annual Bonus”), in cash. The Annual Bonus shall be at least equal to the Annual Bonus, if any, paid or payable to the Executive during the fiscal year ended prior to the Change Date. Each such Annual Bonus shall be payable no later than 60 days subsequent to the end of the Corporation’s fiscal year. In the event of the termination of this Agreement for any reason, the Executive shall receive the Annual Bonus prorated to the date of such termination.

4.3. Incentive, Retirement and Savings Plan. In addition to the Base Salary and Annual Bonus, Executive shall be entitled to participate in all incentive, retirement and savings plans and programs (“Incentives”), if any, and as established by the Corporation from time to time, provided Executive meets the eligibility requirements therefore. All Incentives provided for the Executive shall be at least equal to those provided by the Corporation for the Executive under such plans and programs if and as in effect at any time during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

4.4. Benefit Plans. The Executive and/or his spouse and dependents, as the case may be, shall be entitled to all benefits under all medical, dental, vision, disability, executive life, group life, accidental death and travel accident insurance plans and programs (“Benefit Plans”), if any, and as established from time to time by the Corporation provided the Executive meets the eligibility requirements therefor. All Benefit Plans shall be at least equal to those in effect at any time during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

4.5. Fringe Benefits. The Executive and/or his spouse and dependents, as the case may be, shall be entitled to fringe benefits (“Fringe Benefits”), including, but not limited to, country club dues and expenses, automobile and related expenses, personal income tax preparation services and financial counseling services, if any, and as established in the sole discretion of the Corporation from time to time, provided the Executive meets the eligibility requirements therefor.

4.6. Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred or expended by the Executive in fulfillment of the duties hereunder. The Executive shall provide documentation of such expenses and be reimbursed in accordance with the procedures established by the Corporation as in effect during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

4.7. Office and Support Staff. The Executive shall be entitled to an office and to other assistance commensurate with his responsibilities and title. The Executive shall be entitled to office and support staff at least equal to those provided to the Executive during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as provided at any time thereafter with respect to executives with comparable responsibilities.

4.8. Vacation. The Executive shall be entitled to 160 hours of paid vacation (4 workweeks) per year accumulated in monthly increments of 13.33 hours per month. Executive will accrue vacation until Executive’s paid vacation hours reach a maximum of 160 hours. Executive will not accrue further vacation hours unless and until Executive’s vacation hours fall below 160 hours. The Executive shall be entitled to vacation in accordance with the policies of the Corporation as in effect during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

5. Termination.

5.1. Death. The Executive’s employment shall terminate automatically upon the Executive’s death (“Death”).

5.2. Disability. The Corporation may terminate the Executive’s employment, after having established the Executive’s “Disability” (as defined below), by giving to the Executive notice of its intention to terminate his employment effective on the 90th day after such notice (the “Disability Effective Date”), if within such 90-day period the Executive fails to return to full-time performance of his duties. For purposes of this Agreement, “Disability” means a disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or the insurers providing disability insurance to the Corporation and consented to by the Executive or his legal representative (such consent not to be withheld unreasonably) to the extent permitted by law.

5.3. Cause. The Corporation may terminate the Executive’s employment for Cause. For purposes of this Agreement, “Cause” means (i) an act or acts of dishonesty on the Executive’s part which result in or are intended to result in his substantial personal enrichment at the expense of the Corporation or (ii) repeated violations by the Executive of his obligations under Article 3 of this Agreement, which violations are demonstrably willful and deliberate on the Executive’s part and which were intended to result in or have resulted in material injury to the Corporation.

5.4. Without Cause. The President or the Board may terminate the Executive’s employment without cause (“Without Cause”) upon 60 days notice.

5.5. Good Reason. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, “Good Reason” is defined as set forth in Articles 5.5.1 through 5.5.5 below:

5.5.1. Adverse Change. Without the express written consent of the Executive, (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive’s position, authority or responsibilities as contemplated by Article 3 of this Agreement, or (ii) any other substantial adverse change in such position including titles, authority or responsibilities.

5.5.2. Failure to Comply. Any failure by the Corporation to comply with any of the provisions of Article 4 of this Agreement, other than an insubstantial and inadvertent failure remedied by the Corporation 5 days after receipt of notice thereof given by the Executive.

5.5.3. Change of Location. The Corporation’s requiring the Executive to be based or to perform services at any office or location other than that at which the Executive is based immediately prior to the Change Date, except for travel reasonably required in the performance of the Executive’s responsibilities.

5.5.4. Unpermitted Termination. Any purported termination by the Corporation of the Executive’s employment other than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.

5.5.5. Failure to Assume. Any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Article 10.

5.5.6. Good Faith. In the event that the Executive shall, in good faith, give a “Notice of Termination,” as hereinafter defined in paragraph 5.8 hereof, for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated at the date of the giving of such purported Notice of Termination. In such event, the Executive shall be deemed to have elected Voluntary Retirement and shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date under Article 6.4 of this Agreement.

5.6. Voluntary Retirement. At any time after the effective date of the Agreement, the Executive may terminate his employment by electing voluntary retirement (“Voluntary Retirement”).

5.7. Notice of Termination. Any termination by the Corporation for Cause, or without cause by the Executive for Good Reason or election of Voluntary Retirement, shall be communicated by Notice of Termination to the other party hereto given in accordance with Article 11. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement, which date shall be in accordance with the specific termination provision of this Agreement relied upon.

5.8. Date of Termination. For purposes of this Agreement, the “Date of Termination” shall mean the date the President/Chief Executive Officer receives the Notice of Termination. Notwithstanding any contrary provision contained in this Agreement, (i) if the Executive is terminating this Agreement in order to elect Voluntary Retirement, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be not less than 120 days after giving such Notice of Termination; (ii) if the Executive’s employment is terminating due to Disability, the Date of Termination shall be the Disability Effective Date; (iii) if the Executive’s employment terminates due to the Executive’s death, the Date of Termination shall be the date of death; and (iv) if the Executive’s employment is terminated Without Cause, the Date of Termination shall not be the date of receipt of such Notice of Termination, but shall be a date specified therein, which date shall be not less than 60 days after giving such Notice of Termination.

6. Obligations of the Corporation upon Termination.

6.1. Death. If the Executive’s employment is terminated by reason of the Executive’s death, except as described in the next sentence, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement other than those obligations accrued hereunder at the date of his death. Anything in this Agreement to the contrary notwithstanding, the Executive’s spouse and dependents shall be entitled to continue to receive the benefits under Benefit Plans and Fringe Benefits for 18 months subsequent to the Date of Termination.

6.2. Cause. If the Executive’s employment shall be terminated for Cause, the Corporation shall pay the Executive his Base Salary and any other accrued obligations upon Date of Termination.

6.3. Voluntary Retirement. The Corporation shall have no further obligation to the Executive under this Agreement. If the Executive elects Voluntary Retirement on or after the Early Retirement Date, the Corporation shall pay the Executive his Base Salary and any other accrued obligations through the Date of Termination.

6.4. Good Reason, Without Cause, and Disability. If the President/Chief Executive Officer shall terminate the Executive’s employment either Without Cause or for Disability, or if the Executive shall terminate his employment for Good Reason:

6.4.1. Payments. The Corporation shall pay to the Executive the aggregate of the amounts determined pursuant to Articles 6.4.1(i) and 6.4.1(ii):

(i) if not theretofore paid, the Executive’s Base Salary and any accrued obligations through the Date of Termination to be paid upon the Date of Termination;

(ii) 299% of the Executive’s Base Amount. For purposes of this Agreement, “Base Amount” is the aggregate of the Base Salary and Annual Bonus paid or due to Executive in the fiscal year ended prior to the year in which the termination occurred. Said 299% of the Base Amount shall be paid to the Executive as follows: 100% upon the Date of Termination.

6.4.2. Stock Options. All stock options and stock appreciation rights, if any, granted to the Executive which are not exercisable at the Date of Termination, shall become fully exercisable as of the Date of Termination, with the exercise terms as provided in the termination of employment section of the stock option plan(s).

6.4.3. Benefits. For 18 months subsequent to the Date of Termination, the Corporation shall continue Benefit Plans and Fringe Benefits to the Executive and/or his spouse and dependents. For COBRA purposes, the Date of Termination will be the qualifying event and the Corporation will pay 18 months of insurance premiums (full cost of coverage, which means both the employer’s cost and the employee’s cost in the event of a cost sharing arrangement). For any period of COBRA continuation coverage after the first 18 months, the Corporation is not, by any provision of this Agreement, obligated to pay any portion of the cost of coverage for the Executive and/or his spouse and dependents (except as may be required in the event of termination upon death as provided in Article 6.1).

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other Agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

8. Full Settlement. The Corporation’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of litigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses, including costs of litigation, which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement.

9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Corporation or any of its affiliated companies and which shall not be public knowledge. After termination of the Executive’s employment with the Corporation, he shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Article 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

10. Successors.

10.1 Assignment by Executive. This Agreement is personal to the Executive and, without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

10.2 Assignment by Corporation. Notwithstanding anything in this Agreement, Executive agrees that this Agreement may be assigned by the Corporation.

10.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

11. Miscellaneous.

11.1 Modifications. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be modified only by a written instrument duly executed by the Executive and the President/Chief Executive Officer.

11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Executive and the President/Chief Executive Officer or their respective successors. A civil action in connection with this Agreement, whether or not based on a tort or otherwise, shall be filed in the County of Orange.

11.3 Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Paul Caceres, Jr.

17075 Newhope Street

Fountain Valley, CA 92708

If to the Corporation:
Board of Directors
CAM Commerce Solutions, Inc.

17075 Newhope Street

Fountain Valley, CA 92708

or to such other address as either party shall have furnished to the other in writing in accordance herewith . Notice and communications shall be effective when actually received by the addressees.

11.4 Equitable Relief. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, the Corporation shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case, no bond or other security shall be required in connection therewith, and Executive hereby consents to the issuance of such injunction.

11.5 Relationship of Parties. Except for authority granted to Executive by the President/Chief Executive Officer in order to enable Executive to fulfill the obligations set forth in this Agreement, nothing contained in this Agreement shall authorize, empower, or constitute Executive as the agent of the Corporation in any manner; or authorize or empower Executive to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the Corporation.

11.6 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be a waiver or deprive the party of the right hereunder to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the President/Chief Executive Officer.

11.7 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

11.8 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10 Withholdings. The Executive agrees that the Corporation shall withhold from any and all payments required to be made to Executive pursuant to this Agreement all federal, state, local and/or other taxes or contributions which the Corporation determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect; provided, however, that such withholding shall be consistent with the calculations made by the Corporation.

12. Section 280G Gross-Up Payment.

12.1. Applicability. This Article 12 shall apply in the event that the Executive is entitled to payments and/or benefits (i) in connection with Executive’s employment with the Corporation or termination thereof, or (ii) from the Corporation, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), or any person affiliated with the Corporation or such person as a result of such change in ownership or effective control (collectively the “Subject Payments”).

12.2. Requirement of Gross-Up Payment. If the Subject Payments will be subject to the tax imposed by Section 4999 of the Code (the “Excise Tax”), the Corporation shall pay to or for the benefit of the Executive at the time specified in Article 12.4 below an additional amount (the “Gross-Up Payment”), such that the net amount retained by the Executive, after deduction of any Excise Tax on the Subject Payments and any U.S. federal, state, and local income or payroll tax upon the Gross-Up Payment, but before deduction for any U.S. federal, state, and local income or payroll tax on the Subject Payments, shall be equal to the Subject Payments. For purposes of calculating the Gross-Up Payment, the Executive shall be deemed to pay income taxes at the highest applicable marginal rate of federal, state, or local income taxation for the calendar year in which the Gross-Up Payment is to be made.

12.3. Calculation of the Gross-Up Payment. Subject to any determinations made by the Internal Revenue Service (the “IRS”), all determinations as to whether a Gross-Up Payment is required and the amount of Gross-Up Payment and the assumptions to be used in arriving at the determination shall be made by the Corporation’s independent certified public accountants, appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code), and/or tax counsel selected by such accountants (the “Accountants”) in accordance with the principles of Section 280G of the Code. Subject to any determinations made by the IRS, determinations of the Accountants under this Agreement with respect to (i) the initial amount of any Gross-up Payment and (ii) any subsequent adjustment of such payment shall be binding on the Corporation and the Executive. The Company shall be responsible for all fees and charges of the Accountants with respect to the calculation of and any adjustment to the Gross-Up Payment. Notwithstanding anything in this Agreement to the contrary, the Corporation shall be entitled to an offset in the calculation of the Gross-Up Payment in the event the Executive is entitled to a Gross-Up Payment under any other arrangement with respect to all or any part of the Subject Payments.

12.4. Schedule for Payment. The Gross-Up Payment calculated pursuant to Articles 12.2 and 12.3 shall be paid no later than 30 days following an event occurring which subjects the Executive to the Excise Tax; provided, however, if the amount of each Gross Up Payment or portion thereof cannot be reasonably determined on or before such day, the Corporation shall pay to the Executive the amount of the Gross-Up Payment no later than 10 days following the determination of the Gross-Up Payments by the Accountants.

12.5. Downward Adjustment and Repayment. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, the Executive shall repay to the Corporation, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and U.S., federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state, and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Corporation shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Corporation shall cooperate in good faith in determining the course of action to be pursued (and the method of allocating the expense thereof) if the Executive’s claim for refund or credit is denied. However, if agreement cannot be reached, the Corporation shall decide the appropriate course of action to pursue, provided that the action does not adversely affect any issues Executive may have with respect to his tax return, other than the Excise Tax.

12.6. Upward Adjustment and Additional Payment. In the event that the Excise Tax is later determined by the Accountants or the IRS to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional Gross-Up Payment to or for the benefit of the Executive in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

12.7. Control of Tax Controversy. In the event of any controversy with the IRS (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Corporation to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive. In the event issues are interrelated, the Executive and the Corporation shall, in good faith, cooperate so as not to jeopardize resolution of either issue. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Corporation to accompany the Executive, and the Executive and the Executive’s representative shall cooperate with the Corporation and its representative. The Corporation and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any oral communications with any taxing authority regarding the Excise Tax.

13. Section 409A Compliance. No acceleration or deferral of the schedule fixed in this Agreement for any payments required under this Agreement shall be made, except with the consent of the Corporation and in compliance with Section 409A of the Code and any regulations or guidance promulgated thereunder.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Paul Caceres Jr.

     , Executive

CAM Commerce Solutions, Inc.

By:      /s/ Geoffrey D. Knapp
Title:      CEO